Exhibit 99.1

Alphabet Inc. Announces 84% Final Participation in Exchange Offers and Consent Solicitations

MOUNTAIN VIEW, Calif. – April 26, 2016 – Alphabet Inc. (“Alphabet”) (NASDAQ: GOOG, GOOGL) announced today the final results of its previously announced offers to exchange any and all validly tendered and accepted notes of each series listed in the table below issued by Google Inc., Alphabet’s wholly-owned subsidiary (collectively, the “Google Notes”), for new notes to be issued by Alphabet (collectively, the “Alphabet Notes”), and the related solicitations of consents to amend the indenture governing the Google Notes (together, the “Exchange Offers and Consent Solicitations”). As of 11:59 p.m., New York City time, on April 25, 2016 (the “Expiration Date”), and as indicated in the table below, approximately $1.68 billion aggregate principal amount, or approximately 84%, of Google Notes had been validly tendered and not validly withdrawn, such that the requisite number of consents to adopt certain amendments to the indenture governing the Google Notes has been received.

The following table sets forth the aggregate principal amount of each series of Google Notes that were validly tendered and not validly withdrawn as of the Expiration Date pursuant to the terms and conditions of the Exchange Offers and Consent Solicitations. The final settlement of the Exchange Offers and Consent Solicitations is expected to take place on or about April 27, 2016.

CUSIP No.	Series of Notes Issued by Google to be Exchanged	Aggregate Principal Amount Outstanding	Tenders and Consents Received as of the Expiration Date	Percentage of Total Outstanding Principal Amount of such Series of Google Notes
38259P AB8	3.625% Notes due 2021	$1,000,000,000	$826,657,000	82.67%
38259P AD4	3.375% Notes due 2024	$1,000,000,000	$853,693,000	85.37%

A Registration Statement on Form S-4 (File No. 333-209515) (the “Registration Statement”) relating to the Exchange Offers and Consent Solicitations was filed with the Securities and Exchange Commission (“SEC”) on February 12, 2016, was amended by Amendment No. 1 to the Registration Statement on March 29, 2016 and was declared effective by the SEC on April 7, 2016.

The Exchange Offers and Consent Solicitations were made upon the terms and subject to the conditions set forth in Alphabet’s prospectus, dated as of April 7, 2016 (the “Prospectus”), which forms a part of the Registration Statement, and the related Letter of Transmittal and Consent (the “Letter of Transmittal”) that contain the complete description of the terms and conditions of the Exchange Offers and Consent Solicitations.

The Dealer Managers for the Exchange Offers and Consent Solicitations were:

Lead Dealer Manager

Morgan Stanley & Co. LLC

1585 Broadway, 4th Floor

New York, New York 10036

Attention: Liability Management Group

(212) 761-1057 (collect)

(800) 624-1808 (toll-free)

Co-Dealer Managers

Merrill Lynch, Pierce, Fenner & Smith Incorporated	Citigroup Global Markets Inc.	J.P. Morgan Securities LLC	Wells Fargo Securities, LLC
214 North Tryon Street, 21st Floor Charlotte, North Carolina 28255 Attention: Liability Management Group (980) 387-3907 (collect) (888) 292-0070 (toll-free)	390 Greenwich Street, 1st Floor New York, New York 10013 Attention: Liability Management Group (212) 723-6106 (collect) (800) 558-3745 (toll-free)	383 Madison Avenue New York, New York 10179 Attention: Liability Management Group (212) 834-3424 (collect) (866) 834-4666 (toll-free)	550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202 Attention: Liability Management Group 704-410-4760 (collect) 866-309-6316 (toll-free)

The Exchange Agent for the Exchange Offers and Consent Solicitations was:

D.F. King & Co., Inc.

By Facsimile (Eligible Institutions Only): (212) 709-3328 Attention: Krystal Scrudato For Information or Confirmation by Telephone: (212) 493-6940	By Mail or Hand: 48 Wall Street, 22nd Floor New York, New York 10005 Attention: Krystal Scrudato

The Information Agent for the Exchange Offers and Consent Solicitations was:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others, Please Call Toll Free: (877) 732-3617

Email: goog@dfking.com

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities described herein and is also not a solicitation of the related consents. The Exchange Offers and Consent Solicitations were made only pursuant to the terms and conditions of the Prospectus, the Letter of Transmittal and the other related materials.

About Alphabet Inc.

Larry Page and Sergey Brin founded Google in September 1998. Since then, the company has grown to more than 60,000 employees worldwide, with a wide range of popular products and platforms like Search, Maps, Ads, Gmail, Android, Chrome, and YouTube. In October 2015, Alphabet became the parent holding company of Google.

Contact

Investor Relations

investor-relations@abc.xyz

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